INTERCREDITOR AGREEMENT


     THIS INTERCREDITOR AGREEMENT (the "Agreement") is dated this 30th day of December, 1997, effective as of the 31st day of July, 1997, by and between BANKBOSTON, N.A., a national bank organized under the laws of the United States of America, its successors and assigns, for itself ("BankBoston") and as agent for certain other lenders ("Agent"), MORGAN STANLEY SENIOR FUNDING, INC. ("MSSF"), and the other lenders a party hereto. Collectively, BankBoston (except when acting as Agent), MSSF and each other lending institution which may now or hereafter become a party to the Credit Agreement shall be referred to collectively as the "Banks" and individually as a "Bank".

                                 RECITALS

     A. Pursuant to the First Amended and Restated Master Credit Agreement, dated of even date herewith (such agreement, as amended, modified, extended, split, revised or supplemented in accordance with its terms, is hereinafter referred to as the "Credit Agreement"), among The Woodlands Commercial Properties Company, L.P., a Texas limited partnership ("Commercial Company"), The Woodlands Land Development Company, L.P., a Texas limited partnership ("Land Company"; Commercial Company and Land Company are hereinafter referred to collectively as the "Borrowers"), the Agent, BankBoston, MSSF and the Banks, the Banks have agreed to make available to the Borrowers loans in the aggregate principal amount of $369,000,000.00 upon the terms set forth in the Credit Agreement (collectively, the "Loans");

     B. The Loans consist of a Revolving Credit Loan in the principal amount of up to $179,000,000.00 (the "Revolving Loan"), a Secured Term Loan in the principal amount of $130,000,000.00 (the "Secured Term Loan"; the Revolving Credit Loan and the Secured Term Loan are hereinafter referred to collectively as the "Senior Loan"), and a Second Secured Term Loan in the principal amount of $60,000,000.00 (the "Second Secured Term Loan");

     C. The Agent and the Banks desire to supplement the provisions of the Credit Agreement relating to the relationship of the Banks with respect to one another and the Agent;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Banks and the Agent agree as follows:

          1.   Definitions.

               (a)     For the purposes of this Agreement,

                       (i) "Majority Banks" shall mean any Bank or Banks whose aggregate Commitment Percentage equals or exceeds sixty-six and 2/3 percent (66.67%);

                       (ii) "Senior Banks" shall mean the holders from time to time of the Revolving Credit Notes and the Secured Term Loan Notes;

                       (iii) "Second Secured Term Loan Banks" shall mean the holders from time to time of the Second Secured Term Loan Notes;

                       (iv)   "Enforcement Action" shall mean the
     commencement of any litigation or proceeding, the commencement of any foreclosure proceeding, the exercise of any statutory power of sale, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against, or the taking of possession or control of, or the exercise of any remedies with respect to, a Borrower or any Collateral or any portion thereof; and

                       (v) Any capitalized terms not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

               (b) For the purposes of the Credit Agreement, the "Majority Banks" as defined in the Credit Agreement shall mean the "Majority Banks" as such term is defined herein, except to the extent that the approval of all of the Banks is specifically required for such action or approval (in which case the "Majority Banks" as used in the Credit Agreement shall mean all of the Banks).

          2. Relationship with Credit Agreement. The parties hereto acknowledge and ratify the Credit Agreement and acknowledge that this Agreement is meant to supplement, and not to abrogate, the terms of the Credit Agreement. All provisions of this Agreement shall be read so as to be compatible with the provisions of the Credit Agreement. In the event of any conflict between this Agreement and the Credit Agreement, this Agreement shall control among the Agent and the Banks.

          3. Interests in the Loan. The Banks hereby acknowledge and agree that each Bank holds an undivided interest in the Loan and the Loan Documents equal to its Commitment Percentage as in effect from time to time. The Agent shall hold the Security Documents for the benefit of the Banks as provided in this Agreement and the Loan Documents. The Commitment and Commitment Percentage of each Bank under the Credit Agreement as of the date hereof shall be as set forth in the Credit Agreement.

          4. Representations of the Banks. Each Bank represents to and agrees with each other Bank and Agent that (a) in the event that such Bank now or hereafter has other loans, commitments, letters of credit or other financial accommodations or arrangements outstanding to any Borrower, Guarantor or an affiliate thereof, such Bank shall deal with the Loans and Loan Documents as if it were the only loan in such Bank's portfolio to such Borrower, Guarantor or such affiliate thereof; (b) such Bank's execution and delivery of this Agreement has been duly authorized and it has full power and authority to execute this Agreement; (c) such Bank's decision to enter into this Agreement was based solely upon its own independent evaluation of the Loans and the Loan Documents and the creditworthiness of Borrowers and the value of the Collateral and without reliance upon any warranties or representations of Agent or any other Bank or any of their respective officers, directors, employees, agents or attorneys; (d) such Bank acknowledges receipt of copies of all of the Loan Documents; (e) as of the date hereof, except for MSSF, such Bank does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, Borrowers, their respective General Partners and Guarantor; and (f) as of the date hereof, except for MSSF, [Chancellor LGT Asset Management] and Wellsford Real Properties, Inc., such Bank is subject to control, regulation or examination by a state or federal regulatory agency. Except as set forth above or as otherwise provided herein or in the Loan Documents, no Bank or Agent makes any further representations or warranties, express or implied, including, without limitation, any representation or warranty as to the collectability of the Loans, enforceability of the Loan Documents, continued solvency of Borrowers or any other Person or the continued existence, sufficiency or value of any assets of Borrowers or any other Person which may be realized upon for the repayment of the Loans. Neither Agent nor any Bank shall be responsible in any manner to any other Bank for the observation of or compliance with any of the terms, covenants or conditions of the Loan Documents on the part of Borrowers.

          5.   Allocation of Fees.

               (a) By execution hereof, each Bank acknowledges that it has received its full share of the closing fee payable with respect to such Bank's Commitment.

               (b) Each Bank shall be entitled to its proportionate share based on its respective Commitment Percentages of the facility fee paid pursuant to Section 2.2 of the Credit Agreement. In the event that a Bank shall not have owned its Commitment for the full quarter to which such fee relates, such Bank's share thereof shall be prorated as of the day immediately preceding the day on which the assignment to such Bank is recorded by Agent on the Register.

               (c) All of the Agent's fee described in Section 4.3 of the Credit Agreement shall belong to the Agent and none of the Banks shall be entitled to any portion thereof.

               (d) Each Bank shall be entitled to its proportionate share based on its Revolving Credit Commitment Percentage, Secured Term Loan Commitment Percentage and Second Secured Term Loan Commitment Percentage, as applicable, of any fee paid by Borrowers pursuant to Section
4.15 of the Credit Agreement.

          6. Set-Off Against Other Indebtedness. Notwithstanding the provisions of Section 4(a), above, each Bank agrees that any deposits of money or property or other indebtedness held or owing by such Bank to or for the credit or the account of any Borrower or Guarantor which may now or hereafter be specifically pledged as collateral under the Credit Agreement or other Loan Documents shall not be set-off against indebtedness other than the Obligations; provided, however, that the foregoing restriction shall not limit any Bank's right of set-off against any Indebtedness other than the Obligations with respect to any such deposit of money, property or other indebtedness which has not been specifically pledged as collateral notwithstanding any general description of secured obligations contained in any security agreement or other instrument held by such Bank; provided further, however, that no Bank shall be permitted to exercise any right of set-off against any Borrower, any partner thereof or any Guarantor in respect of the Obligation if such exercise would jeopardize the Agent's ability to realize upon the Collateral pursuant to the Security Documents in any jurisdiction which has a so-called "single action rule."

          7.   Intentionally omitted.

          8.   Payments, Distributions.

               (a) (i) All payments and proceeds received by Agent (including any (A) payments made by Borrowers in connection with the release of any portion of the Mortgaged Property or other Collateral from the liens and security interests granted pursuant to the Loan Documents,
(B) insurance and condemnation proceeds and (C) amounts received in connection with the liquidation or other realization by Agent upon any portion of the Collateral) shall be applied, prior to the occurrence of an Event of Default, first, to reimburse the Agent for any unpaid costs and expenses incurred by the Agent, second, to accrued and unpaid interest on the Senior Loan, third, to accrued and unpaid interest on the Second Secured Term Loan, fourth, to Agent and Banks pro rata in respect of any unpaid Agent's fee, late charges, default rate interest and other sums payable under the Credit Agreement and the other Loan Documents, fifth, to the principal amount of the Senior Loan as provided in the Credit Agreement until such principal amount of the Senior Loan has been repaid in full, and sixth, to the extent permitted by the Credit Agreement, to the principal balance of the Second Secured Term Loan until such principal balance of the Second Secured Term Loan has been repaid in full.

                       (ii) From and after the occurrence of an Event of Default and during the continuance thereof, all payments and proceeds received by Agent shall be applied, first, as provided in Section 12.4(a) of the Credit Agreement, whether or not such payments constitute administrative expenses under Section 503(b) of the Bankruptcy Code, second, to the Senior Loan (pro rata based on the respective Revolving Credit Commitments and the Secured Term Loan Commitments) until all amounts due and payable in connection with the Senior Loan (including protective or curative advances and expenses funded only by the Senior Banks) have been repaid in full in cash or cash equivalents, third, the balance, if any, to the Second Secured Term Loan until all amounts due and payable in connection with the Second Secured Term Loan (including principal and scheduled interest, default interest, late charges, protective or curative advances and expenses funded only by the Second Secured Term Loan Banks) have been repaid in full, fourth, to the Agent for the payment of the Agent's fee payable pursuant to Section 4.3 of the Credit Agreement and fifth, the balance, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto. For the purposes of Section
12.4(b) of the Credit Agreement, Agent shall be deemed to have determined to apply such payments and proceeds as provided in this Section 8(a).

               (b) If at any time collections by Agent are sufficient to fund only a partial principal, interest or fee payment under the Senior Loan or Second Secured Term Loan (and after giving effect to the distribution priorities established in Section 8 hereof), each Senior Bank or Second Secured Term Loan Bank, as the case may be, shall be entitled to receive an amount equal to the product of (i) the amount such Bank would have been entitled to receive if Borrowers had made a full principal, interest or fee payment under the Credit Agreement, multiplied by (ii) a fraction (A) the numerator of which is the amount of the partial principal, interest or fee payment collected by Agent under the Loan Documents, and
(B) the denominator of which is the amount of the full principal, interest or fee payment that Borrowers were obligated to pay with respect to the Revolving Credit Loan and the Secured Term Loan comprising the Senior Loan (pro rata among the Revolving Credit Banks and the Secured Term Loan Banks in accordance with the ratio that such Bank's Revolving Credit Commitment or Secured Term Loan Commitment bears to the total of all Revolving Credit Commitments and Secured Term Loan Commitments), or the Second Secured Term Loan, as the case may be.

               (c) In the event (i) the Senior Loan becomes or is declared due and payable prior to its stated maturity, or (ii) of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property, assets or business of any Borrower or any other Person liable with respect to the Loans or the proceeds thereof, in whatever form, to any creditor or creditors of such Persons or to any holder of indebtedness of such Persons by reason of any liquidation, dissolution or other winding up of any of such Persons or its business, or of any receivership or custodianship for such Persons of all or substantially all of its property, or of any assignment for the benefit of creditors of any proceeding by or against such Persons for relief under the United States Bankruptcy Code (the "Bankruptcy Code") or any other bankruptcy, reorganization or insolvency laws, federal or state, or any law, federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension (a "Bankruptcy Proceeding"), then any payment or distribution of any kind or character, whether in cash, property or securities which shall be payable or deliverable with respect to any or all of the Second Secured Term Loan or which shall be received by the Second Secured Term Loan Banks shall be held in trust by the Second Secured Term Loan Banks and shall forthwith be paid or delivered directly to Agent for application to the payment of the Senior Loan to the extent necessary to make payment in full in cash or cash equivalents of all sums due under the Senior Loan remaining unpaid after giving effect to any concurrent payment or distribution to Agent or Senior Banks as required by this Agreement. In any such event, Agent may, but shall not be obligated to, demand, claim and collect any such payment or distribution that would, but for the provisions of this Agreement, be payable or deliverable with respect to the Second Secured Term Loan.

               (d) To the extent any transfer, payment or distribution of assets with respect to the Senior Loan (whether in cash, property or securities and whether by or on behalf of a Borrower, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a Borrower or a Guarantor, the estate in bankruptcy thereof, any third party, or a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, a Borrower or a Guarantor, the estate in bankruptcy thereof, any third party, or such trustee, receiver or other similar party, the Senior Loan or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment or distribution had not occurred, and this Agreement and the agreements and payment priorities contained herein shall be reinstated with respect to any such transfer, payment or distribution. Neither the Agent nor the Senior Banks shall be required to contest any such declaration or obligation to return such payment or distribution.

               (e) If any Bank shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in the Collateral or any portion thereof in connection with the Senior Loan or the Second Secured Term Loan, that lien, estate, right, or other interest shall be held in trust for the benefit of, and assigned to Agent for the benefit of the Banks in accordance with the terms of this Agreement. Any such lien, estate, right or other interest shall be subordinate to the lien and security interests of the Security Documents and the other Loan Documents as provided herein.

               (f) Without limiting the terms of Section 9(d) below, so long as any amounts remain outstanding under the Senior Loan, the Second Secured Term Loan Banks shall not seek the appointment of a receiver with respect to any portion of the Collateral without the prior written consent of Agent, which consent may be granted or withheld by Agent at the direction of the Majority Banks in their sole discretion.

               (g) Notwithstanding anything herein to the contrary, in the event that (i) an Event of Default shall occur and be continuing, (ii) the effect of the operation of Section 8(a)(ii) is that the Senior Banks shall be applying amounts received by the Agent to Obligations to the Senior Banks, which amounts, but for the application of Section 8(a)(ii), would have been received by the Second Secured Term Loan Banks pursuant to
Section 8(a)(i), (iii) the Majority Banks shall not have authorized the Agent to commence or institute any Enforcement Action, and (iv) such circumstances shall have existed for a period of 120 consecutive days, then within sixty (60) days of the expiration of such 120-day period, the Bank or Banks whose aggregate Second Secured Term Loan Commitment Percentage exceeds fifty percent (50%) shall have the right to direct that the Agent commence an Enforcement Action, which direction shall have the same force and effect as if such direction was provided by the Majority Banks. Notwithstanding the foregoing, such rights of the Second Secured Term Loan Banks shall not be in effect more than once during any period of 360 consecutive days, and such rights shall not be in effect on more than three occasions.

               (h) The provisions of this Agreement concerning the order of payments between the Second Secured Term Loan and the Senior Loan shall apply to the Senior Loan as the same shall be amended, modified, restated or renewed from time to time as permitted herein, and regardless of the value of any Collateral or any other assets of the Borrowers or any Guarantor, any failure to realize thereon, or any other action or failure to act with respect to any thereof.

               (i) For the purposes of this Agreement, the "Senior Loan" shall include the payment of the outstanding principal, interest (including contract interest, default interest, late charges and any of the foregoing accruing subsequent to the filing of any bankruptcy petition by or against either Borrower under the Bankruptcy Code) (and regardless of the value of the Collateral and the security interest of Agent therein at the time of such accrual), prepayment fees, breakage costs and other fees and expenses payable in connection with the Senior Loan.

               (j) Each Bank agrees that it shall not take any action or in any way contest (i) the validity or enforceability of this Agreement,
(ii) the validity of the payment priority established by Section  8, or
(iii) the relative rights and duties of the parties hereto.

          9. Notice of Event of Default, Exercise of Remedies, Approvals, etc.

               (a) In the event that Agent or any Bank acquires Actual Knowledge (as herein defined) of the occurrence of a Default or an Event of Default, Agent or the Bank acquiring such knowledge will notify the other Banks and the Agent thereof as soon as is reasonably practical.
Thereafter, the Agent shall provide the Banks with prior written notice of any actions proposed or recommended to be taken by Agent with respect thereto unless the giving of such notice is impractical for reasons of safety or preservation of Collateral, in which event Agent shall promptly notify the Banks of such action. For purposes of this Agreement, "Actual Knowledge" shall mean actual knowledge of any officer of Agent or any Bank having primary, day-to-day responsibility for administration of the Loan.

               WEL     (i)  Agent shall not take any action hereunder or
under the Loan Documents following a Default or Event of Default, except as specifically authorized herein to the contrary, unless such action is approved by the Majority Banks (except as provided in Section 8(g) hereof) and, subject to the terms of this Agreement and the other Loan Documents, the Agent shall take such actions as are directed by the Majority Banks following a Default or Event of Default. Following such approval, the Agent shall, subject to the terms of this Section 9(b), take such action or actions, assert such rights, exercise such remedies and/or waive such Default or Event of Default or refrain from taking such actions with respect thereto as, but only as, agreed to in writing by the Majority Banks. Notwithstanding anything herein or in the Credit Agreement to the contrary, the Agent shall not be liable in connection with the making of any advance to the Borrowers at any time at which there shall exist a Default or Event of Default other than an uncured monetary or other "material" (as defined herein) Default or Event of Default. For the purposes of this Agreement, the term "material" Default or Event of Default shall mean any monetary default, or any other default, the occurrence of which could have a material adverse effect on repayment of the Loans or the financial condition of the Borrowers. The Agent shall, if so requested by the Majority Banks and the Banks have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any legal and equitable and other rights or remedies as it may have in respect of such Collateral or against Borrowers or any other Person (which actions shall include any notices to Borrowers as counsel to Agent may recommend be provided pursuant to M.G.L. Chapter 244, Section 17B). Subject to the terms hereof, the Majority Banks may direct the Agent in writing as to the method and the extent of any such action, sale or disposition, the Banks hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                       (ii) Agent shall not be required to obtain the consent of the Majority Banks to its taking any action with respect to the Loans if immediate action is required to be taken in the best interest of the Banks to preserve or protect the continued enforceability of the Loan Documents. Agent shall promptly verbally notify the Banks if Agent takes such immediate action, which notice shall be promptly confirmed in writing. Without limiting the generality of the foregoing, if the Agent reasonably determines payment is in the best interest of all the Banks and immediate action is required to protect or preserve the interests of the Banks, Agent may without the approval of the Banks (A) pay taxes and insurance premiums and (B) spend money for maintenance, repairs or other expenses which may be necessary to be incurred; provided that the amount that may be spent annually by the Agent pursuant to clause (B) shall not exceed $1,000,000.00 without obtaining the consent of the Majority Banks. Each Bank shall, within thirty (30) days of request therefor, pay to the Agent in the manner set forth in Section 14 below, its Commitment Percentage of the costs incurred by the Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Agent by Borrowers or a Guarantor or out of the Collateral within such period and such costs shall be deemed an "Expense" as defined in Section 14 of this Agreement.

               (c) If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Majority Banks (as such term is used in the Credit Agreement) is required or permitted under the Credit Agreement, each Bank agrees to give the Agent and the other Banks, within ten (10) Business Days of receipt of the request for action together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively "Directions") in respect of any action requested or proposed in writing pursuant to the terms hereof. To the extent that any Bank does not approve any recommendation of Agent, such Bank shall in such notice to Agent describe the actions that would be acceptable to such Bank (to the extent the organizational agreements of such Bank permit such Bank to describe such actions). If consent is required for the requested action, any Bank's failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action. In the event that any recommendation is not approved by the requisite number of Banks and a subsequent approval on the same subject matter is requested by Agent, then for the purposes of this paragraph each Bank shall be required to respond to a request for Directions within five
(5) Business Days of receipt of such request. Agent and each Bank shall be entitled to assume that any officer of the other Banks delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless Agent and such other Banks have otherwise been notified in writing. Notwithstanding anything herein to the contrary, the Agent may with the approval of the Majority Banks temporarily waive compliance by Borrowers with any condition, obligation or covenant contained in the Credit Agreement or the Loan Documents (other than a failure to make a payment of any principal, interest or fee when due) for a period not to exceed ninety (90) days, and in obtaining such approval, Agent shall be authorized to waive such compliance upon the verbal approval of the Majority Banks without compliance with the provisions of this Paragraph 9(c).

               (d) For the purposes of carrying out the provisions and exercising the rights, remedies, powers and privileges granted by or referred to in this Agreement and the Loan Documents, each of the Banks, subject to the other terms of this Agreement and the Loan Documents, hereby irrevocably and exclusively constitutes and appoints the Agent to hold the Collateral and enforce the Loan Documents on behalf of the Banks and to exercise such powers, rights and remedies under this Agreement and the Loan Documents as are delegated to Agent by the terms hereof or thereof, together with all such powers, rights and remedies as are reasonably incidental thereto.

          10. Required Bank Consents. Notwithstanding anything in this Agreement or the Loan Documents to the contrary, none of the following may occur without the written consent of each Bank: a change in the rate of interest on and the term of the Notes; a change in the amount of the Commitments of the Banks; a reduction or waiver of the principal of any unpaid Senior Loan, Second Secured Term Loan, or any interest thereon or any fee payable pursuant to the Credit Agreement; an extension of the Maturity Date (except as permitted in the Credit Agreement); the release of any Borrower or Guarantor which has executed any of the Loan Documents or any Collateral except as permitted in the Loan Documents; any modification to require a Bank to fund a pro rata share of a request for an advance of the Revolving Credit Loans made by a Borrower other than based on its Revolving Credit Commitment Percentage; a change to this Section 10; any change of any date fixed for any payment of principal of or interest on the Loan; or any change in the manner of distribution of any payments to the Banks or Agent.

          11.  Bankruptcy.

               (a) In the event of a Bankruptcy Proceeding affecting any Borrower, the Senior Banks and the Second Secured Term Loan Banks agree that, to the maximum extent permitted under the Bankruptcy Code, the Senior Loan (including the Notes evidencing the Senior Loan) and the Second Secured Term Loan shall constitute a single claim in such Bankruptcy Proceeding. Whether or not the Senior Loan and the Second Secured Term Loan are in fact filed as a single claim in such Bankruptcy Proceeding or as multiple separate claims, all elections, consents and voting rights afforded to the Senior Banks and Second Secured Term Loan Banks in such Bankruptcy Proceeding shall be exercised collectively by Agent upon the direction of the Majority Banks.

               (b) This Agreement shall be applicable both before and after the commencement, whether voluntary or involuntary, of any Bankruptcy Proceeding by or against either Borrower or any Guarantor, and all references herein to the Borrowers and Guarantor shall be deemed to apply to either Borrower or any Guarantor as a debtor-in-possession and to any trustee in bankruptcy for the estate of either Borrower or any Guarantor. The provisions of this Agreement shall apply notwithstanding the fact that the Senior Loan or any claim for or under the Senior Loan is subordinated, avoided or disallowed, in whole or in part, under the Bankruptcy Code or other applicable federal or state law. In the event of a Bankruptcy Proceeding, the amounts due under the Senior Loan shall include all interest, breakage costs and fees accrued on the Senior Loan, in accordance with and at the rates specified in the Credit Agreement and the other Loan Documents, both for periods before and for periods after the commencement of any Bankruptcy Proceeding, even if the claim for such interest is disallowed pursuant to applicable law.

          12.  Foreclosure; Possession of Collateral.

               (a) If the Agent shall take possession of any of the Collateral after the occurrence of any Event of Default (upon institution of foreclosure proceedings or otherwise) as and to the extent provided by the Loan Documents, the Agent shall collect all sales proceeds, distributions, dividends, rents or other revenues from the Collateral and pay all expenses incurred by it in connection with the operation and management of the Collateral in question and such expenses shall be deemed Expenses as defined in Section 14 below. With the consent of the Majority Banks, the Agent may employ an independent third party management firm whose fees shall be negotiated on an arm's length basis; provided, however, notwithstanding the foregoing, if the Majority Banks cannot agree as to the employment of a management firm within ten (10) Business Days of request therefor by Agent, Agent shall be entitled to employ such independent third party management firm as Agent deems necessary to protect and enforce the interests and rights of all the Banks and to pay such management fees and expenses to such firm as Agent in its good faith business judgment deems appropriate under the circumstances. All management fees paid to an independent third party and all other reasonable fees and expenses paid by the Agent in accordance with the terms of this Agreement shall be deducted from the distributions, dividends, revenues, rents and/or sales proceeds collected, or if such rents and sales proceeds are insufficient, such fees and expenses shall be paid by the Banks, with each Bank paying such Bank's Commitment Percentage thereof within ten (10) days of request therefor.

               (b) If there shall be a foreclosure sale of all or a portion of the Collateral, the Agent shall bid at the foreclosure sale on behalf of the Banks to raise any bid made by others at said sale, up to the highest price agreed upon by the Majority Banks (not to exceed the indebtedness outstanding under the Loan Documents), or if the Majority Banks are unable to agree, then an amount determined by Agent in the exercise of its good faith business judgment (but in no event in an amount in excess of the indebtedness outstanding under the Loan Documents). Upon completion of a foreclosure sale and the conveyance of said Collateral to the highest bidder, the Agent shall render an accounting for monies received and monies expended between the date of taking possession of such Collateral and the date of conveyance to the highest bidder, including, without limitation, expenses of foreclosure. If the highest bidder shall be someone other than the Agent, then, upon receipt from the highest bidder of the amount of the bid, the Agent will remit to the Banks, in accordance with the provisions of Section 8, above, the net amount received from the foreclosure sale, after deducting all reasonable Expenses incurred by Agent in accordance with the terms of this Agreement.

               (c) Any decision to sell any of the Collateral acquired by the Agent, the Banks or their nominees must be approved by the Majority Banks; provided, however, that the consent of all of the Banks shall be required if the sale is other than for all cash. If all of the Banks agree to take a purchase money obligation and mortgage instrument or security interest in part payment for the sale of any of the Collateral acquired by the Agent, the Banks or their nominees, as the case may be, then the Agent, the Banks and their nominees, as applicable, agree to enter into an agreement with respect to that obligation and mortgage instrument or security interest, defining the Banks' or their nominees' rights in the same in accordance with the Banks' or their nominees' Commitment Percentage, which agreement shall be in all material respects similar to this Agreement, to the extent this Agreement is appropriate or applicable. In the absence of such an agreement, the obligation and mortgage instrument or security interest shall be held by the mortgagee or security interest holder for the ratable benefit of the Banks and their nominees in accordance with their respective Commitment Percentages and shall be subject to the terms of this Agreement to the extent applicable.

               (d) If any of the Agent, the Banks or any nominee of any of them acquires the Collateral either by foreclosure or deed in lieu of foreclosure, then the Collateral shall be held for the pro rata benefit of the Banks by a corporation or other entity approved by the Majority Banks, the interests in which shall be owned by the Banks or their nominees based upon their respective Commitment Percentages. This Agreement shall continue in full force and effect during such ownership of the Collateral and this Agreement shall govern the rights and obligations of the parties in connection with such ownership, until such time as the written agreement described below in this Subsection 12(d) below is executed. In the event such acquisition shall occur, the Agent and the Banks agree to negotiate in good faith to reach agreement relating to the ownership, operation, maintenance, management, leasing and marketing of the Collateral, which agreement shall be consistent with the following: (i) except as otherwise provided in this subparagraph, decisions regarding the administration and disposition of the Collateral and all other decisions with respect to the Collateral shall require the consent of the Majority Banks; (ii) the Collateral will not be held as a long-term investment and will be marketed to sell such Collateral in a time period consistent with the regulations applicable to national banks, foreign banks or life insurance companies for owning real estate, whichever is shorter; (iii) certain decision making with respect to the day-to-day operations of the Collateral may be delegated to management and leasing agents, provided that, subject to the terms of Paragraph 12(a) above, all agreements with such management and leasing agents will be subject to the approval of the Majority Banks; (iv) all decisions reserved to the owner in such agreements will be subject to the approval of the Majority Banks; (v) all expenses incurred by the Agent and the Banks in connection with the Collateral shall be allocated among the Banks pro rata in accordance with their respective Commitment Percentages; and (vi) each Bank shall waive its right to partition the Collateral. The documents shall provide for customary remedies in the event any Bank does not pay its pro rata share of such expenses. All proceeds received from the operation, sale or other disposition of the Collateral (net of expenses incurred in connection therewith) shall be paid to the Banks in accordance with each Bank's Commitment Percentage, and shall be paid in the same priority as set forth in Section 8(a)(ii), above.

          13. Transfers. Each Bank may sell, assign, pledge or enter into participations for all or any part of their respective interests in the Loan and Loan Documents in compliance with the terms of the Credit Agreement, but not otherwise. Notwithstanding anything herein, in the Credit Agreement or elsewhere to the contrary, any assignment, or sale of a participation in, any interest in or part of the Loan or the Loan Documents shall be subject to the terms of this Agreement and the Credit Agreement, and as a condition to any such assignment, the assignee shall acknowledge that it is subject to the terms of this Agreement and the Credit Agreement, and assume the obligations of a Bank hereunder and thereunder, such agreement to be in form and substance satisfactory to Agent.

          14. Cost and Expense Sharing. Within thirty (30) days of request therefor from Agent (to the extent that the same have not been paid by Borrowers or Guarantor after demand for payment of the same), each Bank will pay its pro rata share or otherwise make arrangements satisfactory to Agent for the payment thereof (based on its Commitment Percentage) of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees, appraisers' fees and consultants' fees) which are incurred by the Agent (a) in connection with the administration of the Loan and the Loan Documents or enforcement of the obligations of Borrowers and the other parties thereto under the Loan and the Loan Documents, (b) in connection with the foreclosure of the Loan Documents, or (c) which, by the terms of this Agreement, are deemed to be expenses (hereinafter collectively referred to as the "Expenses"). The Banks shall pay their Commitment Percentage of Expenses for attorneys, appraisers and consultants retained by Agent. In the event Agent later receives reimbursement from Borrowers or Guarantor or another source for such costs, expenses or other Expenses, Agent shall promptly refund to each Bank its ratable share of such reimbursement.

          15.  Payments.

               (a) Except as expressly provided herein to the contrary, nothing herein shall be deemed (i) to give any Bank any advantage over the others with respect to reimbursement for, or other payment on account of, any of Borrowers', Guarantor's or other Person's obligations under the Loan Documents or any attorneys' fees or expenses incurred by Agent in connection with enforcement of the obligations of such Persons under any of the Loan Documents, or (ii) to relieve any Bank from absorbing its respective pro rata part of any losses sustained with respect to the amount of such Person's obligations under any of the Loan Documents.

               (b) If any Bank is entitled to and decides to require a payment of any amounts described in Article 4 of the Credit Agreement, such Bank shall (i) give written notice thereof to the Agent and the Borrowers, and (ii) deliver to Agent such other information, certifications and documentation as is required to be furnished to the Borrowers under the terms of Section 4.13 of the Credit Agreement, and such amount shall be payable to such Bank in accordance with the terms of the Credit Agreement.


          16. Standard of Care. Agent shall service the Loan in accordance with its customary practices in servicing loans entered into solely for its own account, and as provided in this Agreement. Nothing contained in this Agreement or the other Loan Documents is intended to create an agency or fiduciary relationship, it being acknowledged that Agent's obligations are primarily administrative in nature. Agent shall not be required to take or omit to take any action which violates the terms of this Agreement or any of the Loan Documents or violates any laws, rules, court orders and decisions, ordinances, regulations, statutes, requirements, codes and executive orders, now existing or hereafter created.

          17.  Defaults by Bank.

               (a) If for any reason any Bank (a "Defaulting Bank") shall fail to abide by its obligations under this Agreement or under any Loan Document and such failure shall continue for ten (10) Business Days after notice with respect to monetary obligations hereunder or under any Loan Document or thirty (30) days after notice with respect to non-monetary obligations hereunder or under any Loan Document (provided, however, that if such non-monetary default is of a nature that the same cannot be reasonably cured within thirty (30) days and such Bank shall have commenced to cure such non-monetary default within such period and shall thereafter proceed with reasonable diligence and good faith to cure such non-monetary default, such period shall be extended for such longer period as shall be necessary for such Bank to cure such default with all reasonable diligence, but in no event beyond that date which is one hundred twenty (120) days after such Bank received notice of such default), then, in addition to the rights and remedies that may be available to the Agent at law and in equity, such Defaulting Bank's right to participate in the administration of the Loan Documents, including, without limitation, any rights to consent to or direct any action or inaction of the Agent pursuant to Section s 9 or 10 above or otherwise, or to be taken into account in the calculation of Majority Banks, shall be suspended during the pendency of such failure. If for any reason a Bank fails to make timely payment to the Agent of any amount required to be paid to it hereunder (without giving effect to any notice or cure periods), in addition to the other rights and remedies which the Agent may have under this Section 17 or otherwise, the Agent shall be entitled (i) to collect interest from such Bank for the period from the date on which the payment was due at the Federal Funds Effective Rate, for each day during such period, (ii) to withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Bank under this Agreement or the Loan Documents, and
(iii) to bring an action or suit against such Bank in a court of competent jurisdiction to recover the defaulted amount and any related interest.

               (b) In the event a Bank becomes a Defaulting Bank, other Banks who are not Defaulting Banks (the "Current Banks") shall have the right, but not the obligation, in their sole discretion, to acquire (or, if more than one Bank exercises such right, each such Bank shall have the right to acquire, pro rata based on their relative Commitment Percentages, or such proportion as they may mutually agree) the Commitment of the Defaulting Bank. Upon any such purchase of the Commitment of the Defaulting Bank, the Defaulting Bank's interest in the Obligations and its rights hereunder and under the Loan Documents (but not its liability with respect thereto or under the Loan Documents or this Agreement to the extent that the same relate to the period prior to the effective date of the purchase) shall terminate at the date of purchase, and the Defaulting Bank shall promptly execute all documents reasonably requested to surrender and transfer such interest. The purchase price for the Defaulting Bank's Commitment shall equal the principal balance of the Obligations outstanding and owed by Borrowers to the Defaulting Bank, plus any and all accrued and unpaid interest thereon and fees in connection therewith. On or before the date of such purchase, the Defaulting Bank shall pay to the Agent a processing fee of Two Thousand Dollars ($2,000.00).

          18. Amendments. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by each Bank and Agent.

          19. NOT A LOAN; NO DUTY TO PURCHASE. THIS AGREEMENT SHALL IN NO WAY BE CONSTRUED AS PROVIDING AN EXTENSION OF CREDIT BY ANY BANK TO ANY OTHER OF THE BANKS. NO BANK SHALL HAVE THE OBLIGATION TO PURCHASE THE PERCENTAGE INTEREST OF ANY OTHER PARTY HERETO UPON ANY DEFAULT BY BORROWERS OR ANY OTHER PERSON UNDER ANY OF THE LOAN DOCUMENTS OR IN ANY OTHER EVENT WHATSOEVER.

          20. Withholding Taxes. If Agent shall be required by law to deduct and withhold taxes or other charges imposed by any jurisdiction ("Taxes") from any amounts payable to a Bank with respect to the Loan because such Bank is a Non-Exempt Person (as hereinafter defined), Agent shall be entitled to do so with respect to such Bank's interest in such payment (all withheld amounts being deemed paid to such Bank). "Non-Exempt Person" is any person other than a person who is either (i) a United States person, or (ii) has on file with Agent for the year involved such duly executed forms or statements which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of such person, (b) the United States Internal Revenue Code of 1986, as amended and as such may hereafter be amended, or (c) any applicable rules or regulations in effect under (i) or (ii) above, and which permit Agent to make such payments free of any obligation or liability for withholding. Each Bank agrees to indemnify Agent against and to hold Agent harmless from any Taxes, interest, penalties and attorneys' fees arising from any failure of Agent to withhold Taxes from payments made to such Bank in reliance upon any representation or document made or provided by such Bank to Agent, it being agreed that (x) Agent shall be absolutely and unconditionally entitled to accept any such representation or document as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate the same, and (y) such Bank shall, upon request of Agent and at the Bank's sole cost and expense, defend any claim relating to the indemnification by counsel selected by such Bank reasonably satisfactory to Agent. Each Bank represents to Agent that such Bank is not a Non-Exempt Person and that Agent is not obligated under applicable law to withhold Taxes on any sum paid to such Bank pursuant to this Agreement. If requested by Agent, contemporaneously with the execution of this Agreement, and, if requested by Agent from time to time as necessary during the term of this Agreement, each Bank shall deliver to Agent evidence reasonably satisfactory to Agent substantiating that such Bank is not a Non-Exempt Person and that Agent is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Loan or otherwise. As used herein, the term "Person" means any individual, firm, corporation, association, partnership, joint venture, trust, other entity or tribunal, and the term "Tribunal" means any state, federal, foreign or other court or governmental department, commission, board, bureau, agency or instrumentality.

          21. No Reliance By Others. None of the provisions of this Agreement shall inure to the benefit of Borrowers, Guarantor or any Person other than the Banks and Agent; consequently, neither any Borrower nor Guarantor shall be, and no Person other than the Banks and Agent shall be, entitled to rely upon or raise as a defense, in any manner whatsoever, the failure of any Bank or Agent to comply with the provisions of this Agreement. Neither the Banks nor the Agent shall incur any liability to Borrowers, Guarantor or any other Person for any act or omission of the Banks or Agent.

          22. Legal Fees. If any legal or equitable action or proceeding is brought by Agent or a Bank to enforce or construe a provision of this Agreement, the unsuccessful party in such action or proceeding, whether such action or proceeding is settled or prosecuted to final judgment, shall pay all of the reasonable attorneys' fees and costs incurred by the prevailing party.


          23. Notices. All notices and other communications hereunder shall be in writing (unless verbal communications are expressly permitted hereunder) and shall be personally delivered or delivered by commercial courier service or deposited in the United States Mail (certified, return receipt requested and postage prepaid), or transmitted by facsimile, in each case addressed to the party to whom notice is being given at its address set forth below its signature hereto or at such other address as may hereafter be designated in writing by a party hereto to the Agent and the other Banks. All such notices or communications shall be deemed given on (i) the date received if delivered personally or when delivered by commercial courier service, (ii) the date of receipt or refusal to accept receipt thereof if sent by certified mail, or (iii) the first Business Day following the Business Day of transmission by facsimile. Any verbal communications permitted hereunder shall be promptly confirmed in writing.

          24. Construction. All headings appearing in this Agreement are for convenience only and shall be disregarded in construing this Agreement. No waiver of any breach of the terms of this Agreement shall be implied from any failure to take, or delay in taking, action with respect to such breach or any previous waiver of any similar or unrelated breach. A waiver of any term of this Agreement must be made in writing and shall be limited to the express terms of such writing. The parties hereto intend that this Agreement be afforded the protections of Section 510(a) of the Bankruptcy Code.

          25. Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

          26. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement, pursuant to judicial decree, shall not affect the validity or enforceability of any other provision hereof, all of which shall remain in full force and effect.

          27. Successors and Assigns. Except as otherwise provided herein, the terms and provisions of this Agreement shall inure to the benefit of and be binding upon and enforceable by the respective successors and assigns of the parties hereto.

          28. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          29. Termination. Unless otherwise agreed to by the parties, this Agreement shall terminate when the Obligations have been paid and finally discharged in full and the obligations of the Banks to advance funds to Borrowers under the Credit Agreement are terminated and no portion of the Obligations has been reinstated or is required to be repaid by the Banks or Agent to Borrowers or, if the Agent, Banks or the Banks' nominees take title to the Collateral by foreclosure or conveyance in lieu of foreclosure, when the Collateral is thereafter sold to a third party purchaser and all purchase money financing, if any, is paid in full. The provisions of Section 14 of this Agreement and all provisions requiring the Banks to indemnify the Agent shall survive repayment of the Loan and termination of this Agreement.

          30. Judicial Interpretation. In the event the provisions of this Agreement require judicial or other interpretation, it is agreed that the court interpreting or construing same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against a party who by itself or through its agents prepared the same, it being agreed that all parties to this Agreement participated in the preparation of this Agreement.

          31. No Joint Venture. This Agreement shall not be construed to create a partnership or joint venture between the parties hereto nor shall Agent have any fiduciary obligations to any of the Banks.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                              BANKBOSTON, N.A. (as both Bank and Agent)


                              By:     /s/ Kevin C. Hake
                                 _____________________________________
                              Its: __________________________________

BankBoston, N.A.
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia  30346
Attn: Kevin C. Hake
Facsimile:  770/390-8434

and

BankBoston, N.A.
100 Federal Street
Boston, Massachusetts  02110
Attn: Real Estate Division
Facsimile:  617/434-7108

                              MORGAN STANLEY SENIOR FUNDING, INC.


                              By:  /s/ Christopher A. Pucill
                                   ________________________________
                              Its: ______________________________

Morgan Stanley Senior Funding, Inc.
1585 Broadway, 2nd Floor
New York, New York 10036
Attn: Michael T. McLaughlin
Fax:  212/761-0587

                              BANKTEXAS, N.A.


                              By:     /s/ Robert Weakly
                                 ____________________________________
                              Its:    ____________________________________

BankTEXAS, N.A.
8820 Westheimer
Houston, Texas  77063
Attn:  Mr. Robert Weakly
Facsimile: ___________________


                              BANK OF SCOTLAND


                              By:  /s/ Annie Chin Tat
                                 ___________________________________
                              Its:    ___________________________________

Bank of Scotland
New York Branch
565 Fifth Avenue
New York, New York 10017
Attn:  Annie Chin Tat
Facsimile: 212/557-9460


                              COMERICA BANK-TEXAS


                              By:     /s/ Michael McAffee
                                 ___________________________________
                              Its:    ___________________________________

Comerica Bank-Texas
One Sugar Creek Center Blvd
2nd Floor
Sugarland, Texas  77478
Attn:  Michael McAffee
Facsimile: ___________________


                              COMPASS BANK


                              By:     /s/ John Reichenbach
                                 _____________________________________
                              Its:    ____________________________________

Compass Bank
8080 North Central Expressway, Suite 370
Dallas, Texas 75206
Attn:  John Reichenbach
Facsimile: 214/890-8668

                              FIRST AMERICAN BANK TEXAS, SSB


                              By:     /s/ James R. Reynolds
                                 ___________________________________
                              Its:    ___________________________________

First American Bank Texas, SSB
14651 Dallas Parkway
Suite 400
Dallas, Texas  75240
Attn:  Jeffrey C. Schultz
Facsimile: 972/419-3308

                              KREDIETBANK N.V.


                              By:     /s/ Robert Smauffer
                                 ___________________________________
                              Its:    ___________________________________


                              By:     /s/ Michael Curran
                                 ___________________________________
                              Its:    ___________________________________

Kredietbank N.V.
125 West 55th Street
10th Floor
New York, New York  10019
Attn:  Frank Bayne
Facsimile: 212/541-0793

                              NEW YORK LIFE INSURANCE COMPANY


                              By:     /s/ Patricia Hudson
                                 ___________________________________
                              Its:    ___________________________________

New York Life Insurance Company
51 Madison Avenue
Room 907
New York, New York 10010
Attn:  Kevin Smith
Facsimile: 212/576-7528

                              WELLSFORD REAL PROPERTIES, INC.

                              By:     /s/ Edward Lowenthal
                                 ___________________________________
                              Its:    President

Wellsford Real Properties, Inc.
610 Fifth Avenue
7th Floor
New York, New York  10020
Attn:  Greg Hughes
Facsimile: 212/333-2323


                              KEYPORT LIFE INSURANCE COMPANY


                              By:     /s/ Daniel T.H. Yin
                                 ___________________________________
                              Its:    ___________________________________

Keyport Life Insurance Company
c/o Chancellor LGT Senior Secured
     Management, Inc.
1166 Avenue of the Americas
New York, New York  10036
Attn:  Gregory L. Smith
Facsimile: 212/278-9619

                              STRATA FUNDING LTD.


                              By:     /s/ Gregory L. Smith
                                 ___________________________________
                              Its:    ___________________________________

Strata Funding Ltd.
c/o Chancellor LGT Senior Secured
     Management, Inc.
1166 Avenue of the Americas
New York, New York  10036
Attn:  Gregory L. Smith
Facsimile: 212/278-9619